Exhibit 15.3

1700 K Street, NW, Fifth Floor Washington, D.C. 20006-3817 PHONE 202.973.8800 FAX 202.973.8899 www.wsgr.com

Robert H. Rosenblum
Email: rrosenblum@wsgr.com
Direct Dial: 202-973-8808
March 1, 2019
Sara von Althann
Staff Attorney
Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
100 F Street, NE
Washington, DC 20549

Re:	YouNow, Inc.
Draft Offering Statement on Form 1-A
Submitted September 28, 2018
CIK 0001725129
The Props Foundation Public Benefit Corporation
Draft Offering Statement on Form 1-A
Submitted September 28, 2018
CIK 0001754577
Dear Ms. von Althann:
YouNow, Inc. (“YouNow,” the “Company” or “we”) respectfully submits this supplemental correspondence to the staff (the “Staff”) of the Securities and Exchange Commission (the “Commission”) in response to the Commission’s letter dated November 29, 2018 (the “Comment Letter”), relating to YouNow’s filing on September 28, 2018 of YouNow’s Draft Offering Statement on Form 1-A (the “Offering Statement”). We have provided below the substance of the memorandum that we separately submitted to you in response to comment 42 of the Comment Letter. To facilitate your review, we have first reproduced below the Staff’s comment 42 in bold italics.
We note your disclosure in this section and elsewhere that you believe:

•
YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and other, future-selected validators of the Props Blockchain are not required to register as transfer agents or clearing agencies (page 89);

•	the Props Network, the Props Live Video App, and the Game Show App should not be viewed as exchanges or ATSs (page 90);

AUSTIN      BEIJING      BOSTON      BRUSSELS      HONG KONG      LONDON      LOS ANGELES      NEW YORK      PALO ALTO
SAN DIEGO      SAN FRANCISCO      SEATTLE      SHANGHAI      WASHINGTON, DC      WILMINGTON, DE

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

•	Etherium blockchain validators and Props Blockchain validators that could receive compensation in connection with completing transfers of Props Tokens are not broker-dealers (page 90);

•	YouNow and Props PBC do not meet the definition of investment companies despite your holdings in Props Tokens (page 91);

•	you are eligible to conduct this 1-A offering without engaging the services of a registered transfer agent (page 91);

•	selling Props Tokens at the same time that you may receive Props Tokens in connection with the purchase by users of digital goods does not violate Regulation M (page 91);

•
the securities offered pursuant to this offering circular are “covered securities” as that term is used in Section 18 of the Securities Act, and as a result, the BitLicense Regulatory Framework is preempted under federal law with respect to Props Tokens offered under this offering circular (page 92); and

•	neither you nor your affiliates meets the definition of a money transmitter or a money services business (page 92).
Please provide us with your legal analysis with citations to proper authorities supporting your conclusions with respect to each of the above.
As discussed in more detail below, we believe that each of the following is a reasonable conclusion with respect to Comment 42 from the Staff:

1.
YouNow, Props PBC, the Ethereum blockchain, YouNow’s permissioned blockchain called the “Props Blockchain,” the validators of the Ethereum blockchain, and validators of the Props Blockchain (the validators on the Props Blockchain, “Validators”)[1] are not required to register as transfer agents or clearing agencies, because of the following:

a.
With respect to transfer agent registration, (1) registration is only required with respect to Section 12 securities (as defined below), and (a) the Props Tokens are not and are currently not anticipated to be Section 12 securities, and (b) the “Pending

1 In Comment 42, the Staff referenced only future third-party Validators on the Props Blockchain, because the Offering Statement originally stated that YouNow would be the only Validator on the Props Blockchain. Any third-party Validators would be introduced later. As noted in the Amended Offering Statement, however, YouNow now plans to introduce third-party Validators as of the launch of the offering covered by the Offering Statement. The language of the analysis in this Memorandum reflects this change.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

Props”2 (a system of accounting entries tracking a conditional right to receive the Props Tokens prior to their issuance) are not even assets held by users, let alone securities; (2) YouNow, Props PBC, the validators of the Ethereum blockchain, the Validators, and the Props Blockchain are not performing transfer agent functions as described in Section 3(a)(25) of the Securities Exchange Act of 1934 (“Exchange Act”); (3) to the extent transfer agent activities are arguably being performed, those activities are being performed automatically by the Ethereum blockchain, which is not a person, and therefore not required to register as a transfer agent; (4) although it is possible to view YouNow, as the sponsor and creator of the Props network (“Props Network”), as responsible for registration of the Ethereum Blockchain and/or the Props Blockchain as a transfer agent, it is not feasible for YouNow to control or impose transfer agent regulations on either; and (5) requiring YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, or Validators to register as transfer agents and comply with applicable rules would not provide significant investor protection.

b.
With respect to clearing agency registration, (1) it is reasonable to conclude that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and Validators do not perform clearing agency functions described in Section 3(a)(23) of the Exchange Act, with the possible exception of the catchall in the definition of a “clearing agency” for persons that “otherwise permit or facilitate the settlement of securities”; (2) even within this catchall, the only activities YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, or Validators could potentially be argued to perform are certain transfer agent activities that are the exact sorts of activities explicitly excluded from the definition of a clearing agent; (3) although the Ethereum blockchain and the Props Blockchain may arguably facilitate settlement of securities transactions without physical delivery of securities certificates (a potential clearing agency activity), neither blockchain is a “person” who could register as a clearing agency; (4) as noted above with respect to transfer agent registration, it is not feasible for YouNow to monitor the Ethereum blockchain or the Props Blockchain for compliance with applicable regulations; and (5) the regulations applicable to clearing agencies should not be relevant to transactions in Props Tokens.

2.
The Props Network, the Props Live Video App, and the Game Show App should not be viewed as exchanges or alternative trading systems (“ATSs”), because none of these entities is a “marketplace” for securities, due to the fact that it does not “bring together”

2 As discussed in our response to Comment 32 from the Staff in the Comment Letter, YouNow has changed the name “Props Entitlements” to “Pending Props,” which YouNow believes better represents this feature of the Props Network and better aligns with how the feature will be presented to users.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

orders of “multiple buyers and multiple sellers” of securities, and payments for services do not involve “orders” of securities.

3.
Ethereum blockchain validators and Props Blockchain Validators are not broker-dealers even though they receive fees for recording transactions, because validators are not effecting transactions in the Props Tokens or any other securities when they validate transactions on the Props Network, and the incentive payments and validation payments received through validation on the Props Network are not and will not be transaction-based compensation and do not otherwise create a “salesman’s stake” in transactions in the Props Tokens.

4.
YouNow and Props PBC do not meet the definition of an “investment company” for purposes of the Investment Company Act of 1940 (“Investment Company Act”), despite their holdings in Props Tokens, because (1) it is reasonable to treat Props Tokens held by YouNow and Props PBC as non-securities for purposes of the Investment Company Act, and (2) even if Props Tokens were deemed to be securities when held by YouNow and Props PBC, it is reasonable to conclude that Props Tokens held by YouNow and Props PBC should not be treated as “investment securities” for purposes of the Investment Company Act.

5.
YouNow is eligible to conduct the proposed Regulation A offering without engaging the services of a registered transfer agent, because no rule under Regulation A requires an issuer to use a registered transfer agent in connection with a Regulation A offering and, although Section 12(g) of the Exchange Act might require YouNow to use a transfer agent to continue to rely on the lighter reporting regime allowed under Regulation A if the Props Tokens were equity securities, it is reasonable to conclude that the Props Tokens are not equity securities because they do not have equity-like features.

6.
Selling Props Tokens at the same time that YouNow may receive Props Tokens in connection with the purchase by users of digital goods does not violate Regulation M, because (1) initially YouNow will not receive Props Tokens back through any of the apps (“Props Apps”) available on the Props Network (namely, the “Props Live Video App” or the “Game Show App”) or through any other mechanism, and (2) if, in the future, YouNow or an affiliate decides to sell Props Tokens at the same time that YouNow or an affiliate receives Props Tokens in connection with the purchase by users of other digital goods in a webstore outside an App, those transactions will not constitute a “purchase” of securities by YouNow or an affiliate for purposes of Regulation M.

7.
The Props Tokens being offered under the Offering Statement are “covered securities” based on Section 18 of the Securities Act because they are being offered pursuant to Tier 2 of Regulation A, and as a result, New York’s BitLicense rules (the “BitLicense

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

Regulatory Framework”)3 are preempted under federal law, because the BitLicense Regulatory Framework imposes prohibited conditions on use of an issuer’s offering documents. In addition, under New York state law, the BitLicense Regulatory Framework was adopted under a statute that prohibits its application to securities.

8.
Neither YouNow nor any affiliate of YouNow meets the definition of a money transmitter or money services business, because (1) the only definition of a money services business that YouNow and its affiliates could possibly meet is that of a money transmitter, and by distributing the Props Tokens, YouNow and its affiliates are not accepting currency or funds from one person or location and transmitting currency or funds to another location or person, or otherwise transferring funds, and (2) although there is limited guidance on this matter, we do not believe that transactions in digital assets that are treated as securities transactions would or should cause the issuer of those digital assets to be regulated as a money transmitter.

ANALYSIS
Below please find our analysis of the issues listed above, in each case preceded by the relevant text of Comment 42 provided by the Staff.

1.
YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and other, future-selected validators of the Props Blockchain are not required to register as transfer agents or clearing agencies

a.
It is reasonable to conclude that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and Validators of the Props Blockchain are not required to register as transfer agents[4]

Under Section 17A(c)(1) of the Exchange Act, any person acting as a “transfer agent” with respect to securities registered under Section 12 of the Exchange Act (“Section 12 securities”) must register with the SEC as a transfer agent. Under Section 3(a)(25) of the Exchange Act, a transfer agent is a person who engages in (a) countersigning issued securities, (b) monitoring issued securities, with the goal of preventing unauthorized issuances, (c) registering transfers of issued securities, (d) exchanging or converting issued securities, or (e) transferring record ownership of
3 23 New York Codes, Rules and Regulations, Chapter 1, Part 200.
4 As noted above, although the Staff’s comment referenced only future third-party Validators on the Props Blockchain (because the Offering Statement originally stated that YouNow would be the only Validator on the Props Blockchain), YouNow now plans to introduce third-party Validators as of the launch of the offering covered by the Offering Statement, and the language of the analysis in this Memorandum reflects this change.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

securities by bookkeeping entry without physical issuance of securities certificates. The purpose of transfer agent regulation is generally to ensure prompt and accurate settlement of securities.5
As background, and as described in the Offering Statement, YouNow will reward users of the Props Apps with Props Tokens, based on a predetermined algorithm that will distribute rewards to Props Apps (the “Protocol Rewards Engine”), which then distribute rewards to their users. The Props Tokens are Ethereum-based and ERC-20-compliant cryptographic tokens, which means that they are digital assets on the Ethereum blockchain, and the rules governing basic functions of the Ethereum-based smart contract that creates Props Tokens adhere to widely-known conventions.6 Ownership of Props Tokens, therefore, is only recorded in a record inscribed in the Ethereum blockchain.
The Props Network also includes a system for recording “Pending Props,” which are not digital assets held by users, but rather an accounting system that tracks the conditional right of users of the Props Network to receive Props Tokens in the future. Each time a Props App user completes in-App activities in order to earn Props Tokens, the user may receive an indication within the App that the user will be entitled to receive the Props Tokens subject to completion of required steps. In other words, in-App activities are necessary but not sufficient for earning Props Tokens; users may only receive Props Tokens upon the completion of additional steps necessary to earn them as described in the Offering Statement under “Description of the Props Tokens Being Offered—Receiving Props Tokens—Steps To be Taken By the User” and the completion of the settlement procedures described under “Description of the Props Tokens Being Offered—Receiving Props Tokens—Steps To be Taken By the User.”
Each time a Props App records Pending Props, this data is also recorded on the “Props Blockchain,” which YouNow refers to as its “sidechain.” The information is communicated on a continuous basis to participants running publicly-available software designed for these purposes. If or when the user has completed, for example, AML screenings and YouNow, through the Protocol Rewards Engine and the Props App, is ready to issue the Props Tokens, the cancellation of a corresponding amount of the user’s Pending Props will be recorded on the Props Blockchain contemporaneously with the issuance of the Props Tokens. Pending Props are non-transferable. Pending Props and the Props Tokens that may eventually be distributed to users based on Pending Props are not recorded on the Ethereum blockchain until after this process has occurred and the Props Tokens are issued.
5 SEC, Regulation of Transfer Agents, 42 Fed. Reg. 32404, 32404 (June 24, 1997) (adopting release for several transfer agent regulations adopted under Exchange Act Section 17A) (“The adopted rules are designed to protect investors and persons facilitating transactions by and on behalf of investors and to contribute to the establishment of a national system of prompt and accurate clearance and settlement of transactions in securities by ... assuring that the transfer agent community performs its functions in a prompt, accurate and more predictable manner”).
6 In general, the analysis in this Memorandum relies on facts that have been provided by YouNow in the Offering Statement. In certain cases (such as the opening portion of this section of the Memorandum), we reiterate and supplement the information provided in the Offering Statement as necessary to explain our analysis.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

The Props Blockchain is a permissioned blockchain, which means only those persons who have received permission to record data may do so. As a result, only an approved Validator may record information to the Props Blockchain. YouNow and certain pre-approved third-party Validators will confirm transactions on the Props Blockchain. Validators on the Props Blockchain also serve as “oracles” for the Props Blockchain. As an oracle, a Validator will aggregate usage data from the Props Blockchain and communicate that data to the Protocol Rewards Engine so that it allocates more Props Tokens to YouNow’s Props Apps. Validators do not issue the Props Tokens that can eventually result from the Pending Props; YouNow is responsible for those issuances.
As on other blockchain-based systems, validators on the Props Network (including both the sidechain and the Ethereum blockchain) generate records of network operations by building “blocks” of various groups of records, which together create a decentralized database. The Ethereum blockchain has its own validators who participate in Ethereum validation regardless of Props Network operations.
Other than determining who will receive certain Props Tokens and effecting the original issuances of the Props Tokens (as their issuer), YouNow will be uninvolved in the execution of transfers in the Props Tokens. Similarly, neither validators on the Ethereum blockchain nor Validators on the sidechain will have any control over effecting actual transfers or other transactions in the Props Tokens. As noted above, Pending Props are non-transferable, and therefore Validators will not record transfers of Pending Props (or of any Props Tokens, whose transfers will occur and be recorded on the Props Network in reliance on the Ethereum Blockchain).
Based on the activities described above and in the Offering Statement, YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators on the Props Blockchain engage in several activities that could fall into the general rubric of activities that are conducted by transfer agents. YouNow and the validators on the Ethereum Blockchain, for example, record ownership of initial Props Token holders. Validators on the Props Blockchain record ownership of the Pending Props. Together with Props PBC, YouNow is building the Props Blockchain and the protocol for creating an immutable record of purchases and sales of Props Tokens on the Ethereum blockchain. Validators on the Ethereum blockchain record transactions and create blocks of information.
As discussed below, however, it is reasonable to conclude that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators on the Props Blockchain are not required to register as transfer agents, because (1) registration is only required with respect to Section 12 securities, and (a) the Props Token are not and are currently not anticipated to be Section 12 securities, and (b) the Pending Props are not even assets held by users, let alone securities; (2) YouNow, Props PBC, the validators of the Ethereum blockchain, the Validators, and the Props Blockchain are not truly performing transfer agent functions; (3) to the extent transfer agent activities are being performed, those activities are being performed automatically by the Ethereum blockchain, which is not a person, and therefore not

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

required to register as a transfer agent; (4) although it is possible to view YouNow, as the sponsor and creator of the Props Network, as responsible for registration of the Ethereum blockchain and/or the Props Blockchain as a transfer agent, it is not feasible for YouNow to control or impose transfer agent regulations; and (5) requiring YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain and the Validators to register as transfer agents and comply with applicable rules would not provide significant investor protection.
First, as noted above, it is reasonable to conclude that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and other, future-selected validators of the Props Blockchain are not required to register as transfer agents, because under Section 17A(c)(1) of the Exchange Act, registration is only required if a person meets the definition of a transfer agent based on activities involving Section 12 securities. Generally, securities that are (and are required to be) Section 12 securities include those issued by a company with total assets exceeding $10,000,000 and a class of equity security (other than an exempted security) held of record by either 2,000 persons or 500 persons who are not accredited investors. As noted in the Offering Statement, YouNow does not expect that the Props Tokens will be treated as equity securities for purposes of the federal securities laws, because their characteristics do not resemble the characteristics that are traditionally associated with equity.7 As a result, YouNow does not currently anticipate that the Props Tokens will be Section 12 securities.
Further, as discussed in more detail in our response to Comment 32 from the Staff in the Comment Letter, it is reasonable to conclude that Pending Props are not securities or even assets at all, because they are simply an accounting system for tracking the conditional right to receive Props Tokens in the future. Therefore, activities related to the Pending Props do not implicate transfer agent regulation, which only applies with respect to securities.
Second, even if or when the Props Tokens are Section 12 securities, none of YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, or the Validators will be performing transfer agent functions.
YouNow will not be performing transfer agent functions, because although it will cause the issuance of Props Tokens on the Ethereum blockchain, act as a Validator that will record usage data and Pending Props, and act as an oracle to the Protocol Rewards Engine, it will not record transactions in the Props Tokens using the protocol after launch. In fact, as noted above, other than determining who will receive certain Props Tokens, YouNow will be uninvolved in the execution of transfers in the Props Tokens. Even as Validator on the Props Blockchain (which we discuss in more detail below), YouNow will not monitor issued securities with the goal of preventing unauthorized issuances; register transfers of issued securities; exchange or convert issued securities; or transfer
7 We discuss why we think it is reasonable not to treat the Props Tokens as equity in more detail below in Section 5, which addresses why we believe YouNow is eligible to conduct its Regulation A offering without engaging the services of a registered transfer agent.

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Division of Corporate Finance, Office of Financial Services
March 1, 2019

record ownership of securities by bookkeeping entry without physical issuance of securities certificates.
Instead, after allocation, other than determining who will receive Props Tokens and effecting primary issuances (as issuer of the Props Tokens), all activities related to the issuance and subsequent transfers of the Props Tokens will be performed mechanically (by validators on the Ethereum blockchain) – without any additional involvement by YouNow – and will be confirmed and recorded on the Ethereum blockchain by Ethereum validators.
Similarly, Props PBC will not be performing transfer agent functions, because although it will support development of the protocol used for validation on the Props Network, and control aspects of how that protocol works (such as updating code and adding someone as a Validator on the Props Blockchain), it will not implement or perform any functions using the protocol, including by effecting or recording any transactions in issued Props Tokens. Certain Props Tokens will be issued to Props PBC by YouNow to support Props Network development and sell for cash, but Props PBC’s secondary distributions will be executed and recorded on the Ethereum blockchain upon Props PBC determining the persons to whom it will sell Props Tokens or provide grants of Props Tokens, without any additional involvement by Props PBC. Props PBC will have no other role with respect to issuing or transferring the Props Tokens. In other words, even in its role distributing Props Tokens as described above, Props PBC will not monitor issued securities with the goal of preventing unauthorized issuances; register transfers of issued securities; exchange or convert issued securities; or transfer record ownership of securities by bookkeeping entry without physical issuance of securities certificates. Instead, Props PBC will have a role only in effecting its own secondary distributions, and any other issues and transfers of Props Tokens will occur without Props PBC’s involvement and be confirmed and recorded on the Ethereum blockchain by Ethereum validators, not Props PBC.
Setting aside YouNow’s role as a Validator on the Props Blockchain, the descriptions above mean that the only function that YouNow and Props PBC could be performing of those described in Section 3(a)(25) with respect to any Props Tokens is to countersign issued securities upon their distributions. However, this issuance is best viewed as properly governed under the Securities Act and not a countersigning covered by Section 17A of the Exchange Act. Otherwise, any issuer of securities would be a transfer agent simply by issuing its securities. Therefore YouNow and Props PBC will not perform any transfer-agent like functions with respect to the Props Tokens in their respective roles distributing the Props Tokens.
As noted in the Offering Statement, YouNow, as a Validator on the Props Blockchain, will record data regarding Pending Props on the Props Blockchain, and act as oracle on the Props Blockchain to direct allocations to be made by the Protocol Rewards Engine, which will, initially, only involve allocations of Props Tokens from the Protocol Rewards Engine to a wallet directly

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

controlled by YouNow. This is an entirely intracompany operation.8 For the reasons discussed below, we do not believe these efforts cause YouNow to become a transfer agent under Section 17A.
First, as discussed above, it is reasonable to conclude that Pending Props are not securities. Therefore, activities related to the Pending Props do not implicate transfer agent regulation, which only applies with respect to securities.
Second, even if the Pending Props were viewed as securities, no transfers of the Props Tokens occur on the sidechain. The Props Blockchain only records Pending Props, which are merely accounting entries recorded by Props Apps that indicate a particular user may be entitled to receive Props Tokens upon the user successfully completing additional steps and a Props App completing additional steps. In other words, the sidechain is merely an accounting mechanism recording the user’s near issuance of Props Tokens, and, as a result, may not be transferred. Props Tokens are only transferable once they are issued and provided to a recipient, with ownership recorded on the Ethereum blockchain, at which point transfers also occur on the Ethereum blockchain – where transfers will be confirmed and recorded not by YouNow as Validator but by validators on the Ethereum blockchain. As a result, Validators have no opportunity to be engaged in any activities related to transfers of the Pending Props, which is core to the role of a transfer agent – certainly, YouNow as Validator cannot register transfers of issued securities or transfer record ownership of securities, because no transfers occur. Finally, and consistent with the above, as Validator, YouNow will not be involved in countersigning securities, monitoring issued securities with a goal to prevent unauthorized issuances, or exchanging or converting issued securities. As a result, YouNow’s Validator activities are not transfer agent activities.
The same is true for any third-party Validators of the Props Blockchain. Because the Pending Props are reasonably viewed not to be securities, no Pending Props may be transferred at all, and Props Tokens are not recorded on the Props Blockchain, no Props Blockchain Validators could have any involvement in transfers of securities. Future Validators would also not be involved in countersigning securities, monitoring issued securities with a goal to prevent unauthorized issuances, or exchanging or converting issued securities.
Further, we do not believe that validators on the Ethereum blockchain meet the definition of transfer agents for purposes of Section 17A. Ethereum validators will confirm and record transfers of issued Props Tokens and other Props Network operations in Props Tokens on the Ethereum blockchain. The two main functions of validators, recording transactions and creating blocks, are mechanical functions integral to the operation of the blockchain as a whole, not transfer agent functions. These functions need to be performed regardless of whether the transactions being
8 In the future, it is possible that third-party Props Apps would distribute Props Tokens to their users. If so, the transfer of the Props Tokens to the third-party Props Apps would not occur on the sidechain, and YouNow would structure the transactions so that it does not become a transfer agent.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

recorded on the blockchain are securities transactions. In fact, in theory there could be no “transaction” in anything at all, because a person could be transferring Props Tokens (or some other asset) from one address it owns to another address it owns. In general, the validators do not know or care whether the transactions involve securities or whether the transactions being recorded involve US persons subject to the federal securities laws or foreign people who generally do not receive the protections of the federal securities laws.
Validator activities also do not involve countersigning securities, as Ethereum validators have no part in executing ownership or transfers of securities. They merely record those transfers. Ethereum validators do not monitor issued securities with a goal to prevent unauthorized issuances, register transfers of issued securities, exchange or convert issued securities, or transfer record ownership of securities by bookkeeping entry. Instead, validators are limited to simply confirming and recording information about transactions using the Ethereum blockchain; they have no control over executing actual transfers or other transactions, or even transferring record ownership, in the Props Tokens in any way at all. Therefore, validators on the Ethereum blockchain do not engage in the transfer-agent activities listed in Section 3(a)(25) in any meaningful sense.9
Further, in essence neither YouNow, Props PBC, the Validators on the Props Blockchain nor the validators on the Ethereum blockchain create a record of who owns Props Tokens and how many tokens they own, which is at the heart of transfer agent and registrar functions. Instead, as noted above, they perform the related but distinct tasks of recording ownership of initial Props Token holders and recording transactions on the Ethereum blockchain or Props Blockchain and creating blocks of information. No one, however, would look to YouNow, Props PBC, the Validators or the validators for a record of Props Tokens ownership, and none of these participants on the Props Network could provide it. As a result, it is reasonable to conclude that none of these persons are transfer agents.
Finally, the Props Blockchain does not meet the definition of a transfer agent because, as described above with respect to YouNow and other potential Validators of the sidechain, the Pending Props are reasonably viewed as not being securities and no transfers occur on the Props Blockchain.
To the extent transfer agent activities listed in Section 3(a)(25) are being performed, those activities are being performed automatically by the Ethereum blockchain, which is not a person, and therefore not required to register as a transfer agent. As noted above, Section 17A(c)(1) of the Exchange Act applies to a person who meets the definition of a transfer agent. Under Section 3(a)(9) of the Exchange Act, a “person” is a natural person, company or governmental entity. The Ethereum blockchain is not reasonably deemed a “person,” and because there is no one entity responsible for the Ethereum blockchain, the Ethereum blockchain itself could not register, and no
9 We note that even if YouNow or third-party Validators of the Props Blockchain were viewed as somehow involved in transfers of Props Tokens in their roles as Validators, this analysis would also apply to YouNow and the third-party Validators in that role.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

other entity would be able, in any practicable way, to monitor or ensure compliance with the regulations applicable to transfer agents. We note that if the transfer agent registration requirement were to apply to YouNow based on use of the Ethereum blockchain, it would apply to any and all token issuers relying on an existing blockchain. No such issuer would have the ability to cause the existing blockchain to register, but the transfer agent issue would apply to all uses on that blockchain, not just YouNow’s.10
Even if YouNow, as the sponsor and creator of the Props Network, were viewed as responsible for registration of the Ethereum Blockchain as a transfer agent, given that the Ethereum blockchain operates in a decentralized manner, YouNow could not feasibly control or impose transfer agent regulations.11 As discussed above, after launch of the Props Network, YouNow will not implement the Props Network’s operations, and it will have no control over its speed, who is involved in validation, or other related issues. In fact, all transactions will occur between Props Network participants without YouNow as intermediary.
In this context, it would also not be feasible for YouNow (or Props PBC) to perform obligations related to transfer agent regulation, such as reporting on the accounts used for transactions, turnaround performance or lost accounts, because it would not have access to the information needed for these purposes and could not control outcomes even if it did. YouNow could also not, in any reasonably practical way, ensure that the Ethereum blockchain would meet a transfer agent’s performance and recordkeeping standards for transactions, because YouNow performs no recordkeeping for the Ethereum blockchain and is unable to provide performance guarantees.
Finally, requiring YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, or the Validators of the Props Blockchain to register as transfer agents and comply with applicable rules would not provide significant investor protection. It is unclear why a transfer agent would be required in the context of a public blockchain like the Ethereum blockchain or the Props Blockchain, because all transactions in the Props Tokens will occur on the blockchain in a manner that is publicly recorded and readily available to users and Props Token holders, and in an automated fashion. In addition, application of transfer agent regulations to ensure prompt and accurate settlement of securities would be redundant of system features – namely, incentives based on payments to validators – that determine how and under what circumstances any validator’s efforts are deployed and the speed and accuracy of the information recorded to the blockchain. In addition, because no transfers occur on the sidechain, transfer agent
10 Similarly, even if transfers on the Props Blockchain were deemed to involve transfers of securities and to encompass transfer-agent activities, the Props Blockchain is not a person that is required to register or could, practically speaking, register as a transfer agent.
11 See Rules 17Ad-1 through 17Ad-7 and Rules 17f-1 and 17f-2 (imposing, among other things, standards and requirements regarding processing and turnaround times; expansion of activities; responses to customer inquiries; recordkeeping; lost accounts; record retention; and fingerprinting of personnel).

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

regulation would not provide additional protections to investors for any transfers that would occur there.12
While not legally determinative, we believe the Commission and the Staff would find it important that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators of the Props Blockchain could not perform obligations under the transfer agent rules and that the application of the transfer agent rules to any or all of these persons would not provide significant investor protections. Among other things, we believe that the Commission and the Staff likely would consider these issues as supporting our conclusion that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators of the Props Blockchain are in fact not acting as transfer agents and should have no transfer agent registration obligations. We further note that to the extent that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, or the Validators of the Props Blockchain are viewed as acting in the capacity of transfer agents, so would other issuers, validators, blockchains and potentially other actors broadly throughout existing blockchains. In other words, the issues described here are not limited to operations on the Props Network and would lead to the applicability of transfer agent regulation throughout existing blockchain systems.
For the reasons provided above, it is reasonable to conclude that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators are not required to register as transfer agents.

b.
It is reasonable to conclude that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators of the Props Blockchain are not required to register as clearing agencies

Under Section 17A(b)(1) of the Exchange Act, any person acting as a clearing agency must register with the SEC as such and comply with applicable regulation. Under Section 3(a)(23) of the Exchange Act, a clearing agency is any person who does the following:

•	Acts as an intermediary in making payments or deliveries, or both, in connection with transactions in securities;

•
Provides facilities for comparison of data respecting the terms of settlement of securities transactions, to reduce the number of settlements of securities transactions, or for the allocation of securities settlement responsibilities;

12 To the extent that there are concerns implicating transfer agent rules or concepts, we further believe those should be imposed in connection with the SEC’s and FINRA’s approval of exchanges or ATSs, not in connection with offerings by issuers of Props Tokens, because these concerns primarily implicate trading, which is appropriately regulated under the Exchange Act, rather than issuances of securities, which are appropriately regulated under the Securities Act.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

•
Acts as a custodian of securities in connection with a system for the central handling of securities whereby all securities of a particular class or series of any issuer deposited within the system are treated as fungible and may be transferred, loaned, or pledged by bookkeeping entry without physical delivery of securities certificates; or

•	Otherwise permits or facilitates the settlement of securities transactions or the hypothecation or lending of securities without physical delivery of securities certificates.
Under Section 3(a)(23)(B)(vi), a clearing agency does not include any person solely by reason of performing a transfer agent function – specifically, transferring record ownership of securities by bookkeeping entry without physical issuance of securities certificates. This is the same function described in Section 3(a)(25)(E) of the definition of a transfer agent.
The purpose of clearing agency regulation is to ensure the prompt and accurate clearance and settlement of securities transactions.13
YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators on the Props Blockchain engage in several activities that could, in theory, fall into the general scope of activities that are conducted by clearing agencies. As discussed above, YouNow and the validators on the Ethereum Blockchain, for example, record ownership of initial Props Token holders; Validators on the Props Blockchain record ownership of the Pending Props; together with Props PBC, YouNow is building the Props Blockchain and the protocol for creating an immutable record of purchases and sales of Props Tokens on the Ethereum blockchain; and validators on the Ethereum blockchain record transactions and create blocks of information.
As discussed in more detail below, however, it is reasonable to conclude that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and Validators are not required to register as clearing agencies, because (1) they do not perform clearing agency functions described in Section 3(a)(23) of the Exchange Act, with the possible exception of the catchall in the definition of a “clearing agency” for persons that “otherwise permit or facilitate the settlement of securities”; (2) even within this catchall, the only activities YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, or Validators could potentially be argued to perform are the exact sorts of activities explicitly excluded from the definition of a clearing agent by an exclusion for transfer agent activities; (3) although the Ethereum blockchain and the Props Blockchain may arguably facilitate
13 See Exchange Act Section 17A (stating Congressional findings that prompt and accurate settlement are crucial to investor protection and directing the SEC to establish a national clearing system); SEC, Clearing Agency Standards, 77 Fed. Reg. 66220, 66220 (Nov. 2, 2012) (“Congress directed the Commission to facilitate the establishment of a national system for the prompt and accurate clearance and settlement of securities transactions when it added Section 17A to the Exchange Act as part of the Securities Acts Amendments of 1975.”).

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

settlement of securities transactions without physical delivery of securities certificates, neither blockchain is a “person” who could register as a clearing agency; (4) as noted above with respect to transfer agent registration, it is not feasible for YouNow to monitor the Ethereum blockchain or the Props Blockchain for compliance with applicable regulations; and (5) the regulations applicable to clearing agencies should not be relevant to transactions in Props Tokens.
First, it is reasonable to conclude that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators do not perform functions described in Section 3(a)(23), with the possible exception of the catchall in the definition of a “clearing agency” for persons that “otherwise permit or facilitate the settlement of securities.” YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and Validators do not act as intermediaries in making any payments or deliveries. Instead, those payments and deliveries are made automatically on the blockchain.
As a result, in YouNow and Props PBC’s case, although they will set up the Props Blockchain and the operations on the Props Network that rely on the Ethereum blockchain, YouNow and Props PBC do not actually execute those operations. After issuance and distributions made by YouNow and Props Tokens, these entities do not, for example, touch any money or Props Tokens involved in any transactions on the Props Network at all – other than the money YouNow or Props PBC receives for selling Props Tokens, and the Props Tokens YouNow and Props PBC distribute, neither of which would cause YouNow or Props PBC to stand between any two third parties for transactions in the Props Tokens as a clearing agency does. Neither YouNow nor Props PBC has any responsibility at all for executing the transfer of any payments or Props Tokens to any third party.
Similarly, the validators on the Ethereum do not act as intermediaries in making payments or deliveries. By the time validators are involved in confirming and recording transactions, those transactions have already occurred (other than being recorded) without any involvement by the validators. The validators are doing no more than implementing mechanical tasks that are used to confirm those transactions occurred. Not only do they not stand between any transaction participants – they generally do not know who those parties are, what assets are involved in any transactions, where participants are, or anything else that would allow them to play an intermediary role. Again, the validators do not even know if a true transaction has occurred at all, as the transfers they are recording could involve transfers from one address to another owned by the same person.
Further, the Validators on the Props Blockchain are not involved in any transfers of funds or Props Tokens at all. As discussed above, the Props Blockchain does not allow for any transfers of the Pending Props. Therefore, the Validators cannot be involved in making any payments or deliveries.
YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators also do not provide any facilities for data comparison. For example, they do not provide listings or comparative pricing of Props Tokens or of the Props Tokens

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

against any other security. Finally, YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators do not act as custodians in any way by holding customer funds or assets (again, other than YouNow and Props PBC holding Props Tokens and receiving cash in exchange for Props Tokens they sell, which is not a clearing agent function).
The only types of activities that are performed by YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators of the Props Blockchain that would be encompassed by the definition in Section 3(a)(23) include recording ownership and transfers of Props Tokens, which in theory could be covered by the final, catchall definition for persons that “otherwise permit or facilitate the settlement of securities transactions or the hypothecation or lending of securities without physical delivery of securities certificates.” Based on this, the only activities YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and third party Validators of the Props Blockchain could even potentially be argued to perform are the exact sorts of activities explicitly excluded from the definition of a clearing agent by the exclusion for transfer agent activities. In other words, the only clearing agency activities possibly engaged in by YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and third party Validators are specifically excluded from the definition of a clearing agency by Section 3(a)(23)(B)(vi).
In addition, because ownership and transfer of the Props Tokens will be recorded automatically as a function of the Ethereum blockchain, and not by YouNow, Props PBC, the Props Blockchain, or the Validators, we do not think that YouNow, Props PBC, the Props Blockchain, or the Validators of the Props Blockchain should be viewed as transfer agents performing this function. In the case of YouNow, although YouNow will develop and launch the Props Network, it will not operate the Ethereum blockchain on which transactions in the Props Tokens will occur and be recorded after primary distribution, and it will not (again) act as an intermediary, allow for data comparisons related to Props Network transactions in Props Tokens, act as custodian, or facilitate the settlement of transactions in Props Tokens. Props PBC, the Props Blockchain, and Validators will have no involvement in transfers of Props Tokens at all.
Although the Ethereum blockchain and the Ethereum validators may arguably facilitate settlement of securities transactions without physical delivery of securities certificates, in the sense that the Ethereum blockchain and its validators will record transactions in the Props Tokens, as discussed above under our analysis of the applicability of transfer agent regulations, the Ethereum blockchain is not a “person” who could register as a clearing agency, and registration is generally not possible in this context. In addition, as noted above, because there is no one entity responsible

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

for the Ethereum blockchain, it is not feasible for the Ethereum blockchain to register or any particular entity to be responsible for compliance.14
Also as noted above with respect to transfer agent registration, it is not feasible for YouNow or Props PBC to monitor the Ethereum blockchain for compliance with applicable regulations.15 For example, neither YouNow nor Props PBC could, in any practical way, ensure the Ethereum blockchain establishes, implements, maintains and enforces written policies and procedures designed to, among other things, measure credit exposures or financial resources, as YouNow and Props PBC do not and will not control or operate the Ethereum blockchain.16
Finally, in general, the regulations applicable to clearing agencies should not be relevant to transactions in Props Tokens. For example, YouNow’s and Props PBC’s financial resources would not be relevant to any clearing-like functions of the Ethereum blockchain, and it is unclear whose financial resources would be relevant. Similarly, neither YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, or Validators of the Props Blockchain take or will take on any guarantees related to, or stand as counterparty in, any Props Network transactions, which is a key component of clearing that the regulations address. Transactions on the Props Network occur on an individual basis, so there is not the type of netting-out activity that is generally governed by regulation of clearing agencies.17
Again, while not legally determinative, we believe the Commission and the Staff would find it important that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators of the Props Blockchain could not perform obligations under the clearing agency rules and that the application of the clearing agency rules to any or all of these persons would not provide significant investor protections. Among other things, we believe that the Commission and the Staff likely would consider these issues as supporting our conclusion that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators of the Props Blockchain are in fact not acting as clearing agencies and should have no clearing agency registration obligations. We further note that to the extent that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the
14 Similarly, if for some reason the Props Blockchain were viewed as engaging in clearing agency activities, it could not itself register as a clearing agency.
15 See, e.g., Rule 17Ad-2(b)(1)-(4) (describing policies and procedures required of a clearing agency related to, among other things, daily monitoring of credit exposure, annual model validation, financial audits, and governance standards).
16 Although YouNow arguably controls the Props Blockchain, as noted above, transfers of Props Tokens do not occur on the Props Blockchain.
17 As with transfer agent rules, to the extent that there are concerns implicating clearing agency rules or concepts, we believe those should be imposed in connection with the SEC’s approval of exchanges or ATSs, not in connection with offerings by issuers of tokens, because these concerns primarily implicate trading, which is appropriately regulated under the Exchange Act, rather than issuances of securities, which are appropriate regulated under the Securities Act.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

validators of the Ethereum blockchain, or the Validators of the Props Blockchain are viewed as acting in the capacity of clearing agencies, so would other issuers, validators, blockchains and potentially other actors broadly throughout existing blockchains. In other words, the issues described here are not limited to operations on the Props Network and would lead to the applicability of clearing agency regulation throughout existing blockchain systems.
For the reasons provided above, it is reasonable to conclude that YouNow, Props PBC, the Ethereum blockchain, the Props Blockchain, the validators of the Ethereum blockchain, and the Validators are not required to register as clearing agencies.

2.	The Props Network, the Props Live Video App, and the Game Show App should not be viewed as exchanges or ATSs
Exchanges and ATSs are generally networks that constitute, maintain, or provide a marketplace or facilities for bringing together the orders of multiple buyers and multiple sellers of securities.18 A system “brings together” orders if it displays trading interests entered on the system to users (e.g., through consolidated quote screens) or receives orders for processing and execution.19 An exchange or ATS must bring together orders of “multiple buyers and multiple sellers”—this does not include, for example, systems that have only one seller for each security (e.g., the issuer), even if there are multiple buyers.20 An “order” is defined as “any firm indication of a willingness to buy or sell a security.”21
As discussed in more detail below, it is reasonable to conclude that neither the Props Network, the Props Live Video App, nor the Game Show App should be viewed as an exchange or ATS, because none of the Props Network, the Props Live Video App, or the Game Show App is a “marketplace” for securities in light of the guidance above, due to the fact that neither “brings together” orders of “multiple buyers and multiple sellers” of securities, and payments for services do not involve “orders” of securities.
First, although the Props Network, the Props Live Video App, and the Game Show App will allow for the transfer of Props Tokens, none is a “marketplace” for securities. None of the Props Network, the Props Live Video App, or the Game Show App “brings together” anyone by sorting or organizing orders in a consolidated way or receiving orders for processing and execution. Instead, each “buyer” and “seller” is determined on an individual basis. As described in the Offering Statement, YouNow will make decisions as to how to reward users of the Props Live Video App or the Game Show App, or any future YouNow-sponsored Props Apps or third-party Props Apps. Users
18 Exchange Act Section 3(a)(1); Rule 3b-16.
19 SEC, Regulation of Exchanges and Alternative Trading Systems, 63 Fed. Reg 245, 70844, 70849 (Dec. 22, 1998) (“Rule 3b-16 Adopting Release”).
20 Rule 3b-16 Adopting Release, 63 Fed. Reg. at 70849.
21 Rule 3b-16(a).

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

will determine on their own which in-App transactions (including for example, tipping or purchases of goods or services) they wish to engage in. The Props Network will play no role in any of these scenarios in “matching” YouNow, Props PBC, third-party developers or users as distributors and thus as “sellers” with their chosen recipients or “purchasers.” In other words, the Props Network will not bring together the parties engaged in these transactions by organizing orders or receiving them for processing and execution.
Further, primary sales of the Props Tokens will occur on a separate portion of the Props website with YouNow and Props PBC as the only sellers (for these purposes, it is reasonable to treat the two, as a parent and wholly-owned subsidiary, as one seller). For purposes of secondary transfers, YouNow and Props PBC will only list Props Tokens on exchanges outside the Props Network. Like any other security, Props Tokens may also be traded through direct peer-to-peer buying and selling activities not directly facilitated by YouNow or Props PBC. In this type of case, the Props Network will rely on the Ethereum blockchain to record a transfer, but it will not bring together the parties engaged in the transaction by organizing orders or receiving them for processing and execution.
In addition, neither the Props Network, the Props Live Video App, nor the Game Show App bring together “multiple buyers and multiple sellers” of Props Tokens. YouNow, any future third-party App developers, and users will be the “sellers” of Props Tokens when they distribute them through the Protocol Rewards Engine or otherwise as rewards. In each case, again, these participants will make distributions through individual transactions with particular recipients. For example, transactions such as rewards, tips or payments in Props Tokens through in-App purchases will be individually transacted by YouNow, Props PBC, Props App developers, or users with one particular recipient they have identified on their own. As a result, the Props Network, Props Live Video App and Game Show App do not match multiple sellers with multiple buyers. YouNow and Props PBC will, again, also be the only sellers of Props Tokens in its proposed sale of Props Tokens under Regulation A, and it is reasonable to treat the sale of Props Tokens by the two as by a single seller. These sales will occur on a particular portion of the Props website (and not on any Props Apps).
Finally, transfers of the Props Tokens on the Props Network for in-App purchases, tipping or rewards do not involve “orders” of securities, because they are not, at heart, primarily “purchases” or “sales” of securities. Instead, these transactions are more appropriately viewed as commercial transactions. That is, the seller of an in-App item is not truly a purchaser of Props Tokens making an order for securities—it is a seller of a commercial product or service. The buyer of the product or service is not truly a seller of securities—it is a commercial buyer of an App or a good or service sold within an App. Similarly, rewards and tips are commercial transactions designed to incentivize certain activities by Props App developers and users. In essence, in this type of transaction, holders of the Props Tokens would not be “selling” them to App developers in order to profit from their investment. Instead, they would be using the Props Tokens as a form of currency in a commercial transaction with the primary intent of receiving the applicable good or service. Thus, even though YouNow is treating the Props Tokens as securities, when the Props Tokens are used to purchase goods or services, or incentivize certain activities, the transaction is fundamentally not, in the eyes

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

of the buyer and seller, an “order” of “securities,” but a commercial transaction in consumer goods or services.
This crucial difference between commercial transactions in the Props Tokens, the Props Live Video App, and the Game Show App, on the one hand, and transactions in securities, on the other, also means that treating the Props Network as an exchange or ATS would not further the policy goals behind exchange or ATS registration and regulation. For example, potential requirements related to (among other things) advertising and marketing, maintaining minimum net capital, developing and enforcing listing requirements, and others would not provide any meaningful protections to investors, who are simply trying to buy a product. That is, there is no more reason to impose exchange or ATS regulation on these transactions than there would be to impose exchange or ATS regulation on purchases on amazon.com, ebay.com, or similar marketplaces.
For the reasons discussed above, it is reasonable to conclude that neither the Props Tokens, the Props Live Video App, nor the Game Show App should be viewed as an exchange or ATS.

3.	Etherium blockchain validators and Props Blockchain validators that could receive compensation in connection with completing transfers of Props Tokens are not broker dealers
Under Section 3(a)(4) of the Exchange Act, a “broker” is a person engaged in the business of effecting transactions in securities for the account of others.22 The Staff has determined that a person “effects transactions in securities” if she participates in such transactions “at key points in the chain of distribution.”23 According to the Staff, such participation may include, among other activities, assisting an issuer in structuring prospective securities transactions, helping an issuer to identify potential purchasers of securities, soliciting securities transactions, and participating in the order-taking or order-routing process (for example, by taking transaction orders from customers).24
The Staff has indicated that receiving commissions or other transaction-related compensation is one of the determinative factors in deciding whether a person is “engaged in the business” of being a “broker” under the Exchange Act, in part because this “salesman’s stake” in a securities transaction incentivizes the recipient to encourage transactions that may or may not be appropriate for the parties involved.25
22 Under Section 3(a)(5), a “dealer” is a person engaged in the business of effecting transactions in securities for her own account. We do not think this definition is relevant to our analysis, because the Ethereum validators and Props Blockchain Validators are not (as validators) involved in any transactions in the Props Tokens for their own accounts.
23 Transfer Online, SEC Staff Denial of No-Action Request (May 3, 2000).
24 See, e.g., BondGlobe, Inc., SEC Denial of No-Action Request (Feb. 6, 2001).
25 See, e.g., Brumberg, Mackey and Wall, P.L.C., SEC Staff No-Action Letter (May 17, 2010) (“A person's receipt of transaction-based compensation in connection with these activities is a hallmark of broker-dealer activity.”).

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

As relevant background, the validation process and payments involved in validation on the Props Network operate as follows. In general, the Ethereum validation process involves a “proof of work” mechanism. Validators compete to confirm a new set of records by solving a mathematical puzzle. After solving the puzzle, validators create a pool of records, or a “block,” containing transactions they have verified. If other validators deem the puzzle to be correct and all transactions legitimate, the block is considered valid and attached to the blockchain.
Validators on the Ethereum blockchain may be rewarded with “gas payments” and newly minted Ether (the “validation reward”). The gas payments are set by each user of the Props Network based on the amount she is willing to pay for validating her transaction, largely to incentivize faster processing of the transaction. Validators may select specific Props Network operations that they will write to a new block. The amount of gas payment a user is willing to pay is one of the factors a validator may consider when selecting an operation to write to a new block, but validators may select operations based on whatever factors they choose.
Some validators may try to include as many operations as possible into a new block, regardless of the gas payments available. These validators may be motivated, for example, to increase speed and efficiency for all users. In practice, this occasionally occurs on public blockchains, like Ethereum, and operations on those blockchains that pay no gas payments are processed. Transactions that pay no gas payments might experience greater delays in being written to a new block than transactions that include gas payments. As a result, gas payments primarily relate to the speed to which an operation is recorded on the blockchain, and become more relevant in periods of high network traffic. Other validators may choose to record operations that provide gas payments above a certain threshold. Still other validators may include operations based on the amount of gas payments in descending order.
Validators that participate in building a particular new block receive, in addition to any gas payments, validation rewards for first solving the mathematical puzzle and adding the new block to the blockchain. The size of the validation reward is preset and unrelated to the type of transaction that occurs using the Ethereum blockchain and whether it involves securities.
At any time on the Ethereum blockchain, there are a number of transactions waiting to be written to the blockchain. We understand that Ethereum validators confirmed over 45,000 transactions per day last year. Only a tiny fraction of these transactions would be related to the Props Network.
For Validators on the Props Blockchain, validation rewards will be paid as a pro-rata share of a pre-determined daily allocation of Props Tokens. There are no gas payments on the Props Blockchain. Props Apps that seek to have Pending Props recorded on the Props Blockchain are, like participants in transactions recorded on the Ethereum blockchain, unable to direct particular operations to particular Validators.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

As discussed in more detail below, it is reasonable to conclude that validators on the Ethereum blockchain and the Props Blockchain Validators are not broker-dealers, even though they receive fees for recording transactions. First, Ethereum validators and Props Blockchain Validators do not, based on any validation operations, effect any transactions in securities. Ethereum validators merely record transactions, and Props Blockchain Validators merely record usage data and Pending Props (which are not securities), then communicate data used by the Protocol Rewards Engine to allocate tokens to the Props Apps. Second, the gas and validation payments received through validation on the Props Network and the sidechain are not transaction-based compensation and do not otherwise create a “salesman’s stake” in transactions in the Props Tokens.

a.	Validators do not effect transactions in securities
It is reasonable to conclude that validators on the Ethereum blockchain and Validators on the Props Blockchain are not broker-dealers based on their activities on the Props Network. First, when recording data, validators on the Ethereum blockchain and Validators on the Props Blockchain merely implement mechanical steps to record operations and transactions that occur on the Props Network, and in the case of the Props Blockchain, recording is limited to daily usage data and a Props App recording of a Pending Props and not relevant to any transactions in securities. As with any blockchain system, the parties to a transaction have already decided to engage in the transaction and the terms of the transaction, without any influence or even knowledge of validators, by the time a validator has the opportunity to record it on a block.
As a result, there is no way that validators on the Ethereum blockchain or Validators on the Props Blockchain could have any role effecting those transactions. Validators do not and will not assist YouNow in structuring any transactions in the Props Tokens, help YouNow identify potential purchasers of Props Tokens, solicit transactions in the Props Tokens, or participate in the order-taking or order-routing process for any Props Token purchasers or sellers.
Although, as oracles, Validators on the Props Blockchain aggregate usage data from the Props Blockchain and communicate that data to the Protocol Rewards Engine so that it allocates more Props Tokens to YouNow’s Props Apps, this mechanism is automatic and ultimately involves only the transmission of data by the Validators. In addition, as discussed above and in our response to Comment 32 of the Comment Letter, it is reasonable to conclude that the Pending Props are not securities in the first place; as a result, the Validators would not be effecting any transactions in securities with respect to any activities related to the Props Tokens. Similarly, Validator activities as oracles do not involve issuances of Props Tokens and therefore also arguably do not constitute effecting any transactions in securities. Instead, as noted above, operations on the Props Blockchain are in reality intracompany accounting operations. For these reasons, Validators on the Props Blockchain do not effect the securities transactions that may ultimately result from their activities.
In addition, no Ethereum blockchain validators or Props Blockchain Validators have any particular stake in the type of transaction they record (and potentially communicate), including

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

whether it is a transaction in securities. This is because validators on the Ethereum blockchain and Validators on the Props Blockchain are only (1) recording transactions (which, for Validators on the Props Blockchain, is limited to the limited recording of Pending Props described above) and (2) for Validators on the Props Blockchain, communicating data, and these activities occur in the same way and with the same potential rewards regardless of the type of transaction involved. Validators on the Ethereum blockchain and Validators on the Props Blockchain cannot be assigned particular transactions, and validators on the Ethereum blockchain do not have any knowledge of who is involved in any particular transaction. Because the parties are unknown to the validators on the Ethereum blockchain, they also do not know whether parties to the transaction are in the US and subject to the US securities laws or, as noted above, even whether a true transfer of Props Tokens has occurred. In general, neither type of validators is participating in any type of activity that is specific to or of relevance to the status of the transaction as a transaction as securities.
Both types of validators are, in essence, performing mechanical operations similar to those of any other third-party service provider of technical services, such as phone, mail, or electronic delivery services, none of which involve effecting transactions in securities. In no-action letters to Charles Schwab and Evare,26 the Staff provided relief from broker-dealer registration to internet service providers (“ISPs”) that provided internet services allowing securities transactions. The relief seemed to be premised on the theory that the ISPs operated similarly to a phone line and a newspaper, simply carrying the message between the broker-dealer and the investor, rather than as a broker-dealer. The relief was subject to certain conditions, including that the ISPs would receive a nominal flat fee per order transmitted, which would not vary depending on the number of shares or value of the underlying securities under a customer order transmitted to the broker by the ISPs, or on whether the order resulted in an executed trade; the broker would be responsible for all advertising and sales materials relating to its financial services, and the ISPs would provide these materials only with appropriate disclosure; the ISPs would not recommend or endorse specific securities; and none of the ISPs would participate in the financial services offered by the broker (other than by routing messages), including opening, maintaining, or closing accounts, or handling customer funds or securities.
Validators on the Ethereum blockchain and the Props Blockchain similarly maintain and support network operations through their confirmation and recordkeeping activities. As with the ISPs in the letter described above, this means that the validators are not paid for broker-dealer activities (i.e., effecting transactions in securities) but for administrative services. Although the Props Network, the Ethereum blockchain and its validators, and the Props Blockchain and its Validators do not adhere to all the conditions of the ISP letters (including the fact that a broker-dealer was involved in each scenario), the validators on the Ethereum blockchain and the Validators
26 Charles Schwab & Co., Inc., SEC Staff No-Action Letter (Nov. 27, 1996); Evare, L.L.C., SEC Staff No-Action Letter (Nov. 30, 1998).

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

on the Props Blockchain operate in a similar fashion to the ISPs, in that they provide technological or administrative services with respect to transactions in Props Tokens but nothing more.27
In general, it is reasonable to conclude that the Ethereum validators and the Validators on the Props Blockchain are not engaged in the business of effecting transactions in securities, and therefore do not meet the definition of a broker for purposes of the Exchange Act.

b.	Validation payments and gas payments are not transaction-based compensation and do not create a salesman’s stake in transactions in Props Tokens
As noted above, the Staff has indicated that receiving transaction-based compensation can cause a person to meet the definition of a broker under the Exchange Act. Thus, even if the validators on the Ethereum blockchain and Validators on the Props Blockchain are not effecting transactions in securities, they could be brokers if they are receiving transaction-based compensation.
It is reasonable to conclude, however, that gas payments and validation payments are not transaction-based compensation and do not create a salesman’s stake in transactions in the Props Tokens.
First, gas payments to validators on the Ethereum blockchain are not and will not be transaction-based compensation.28 As discussed above, on the Ethereum blockchain, gas payments are paid to validators based on payments by network users designed to incentivize faster validation of a particular transaction. Validators select specific network operations that they will write to a new block, and while the size of a gas payment a user is willing to pay is one of the factors a validator may consider when selecting an operation, validators can (and sometimes do) select network operations based on whatever factors they choose, including factors unrelated to the size of the gas payments, such as network efficiency. In general, gas payments are related to the amount a transaction participant is willing to pay to incentivize transaction processing, primarily based on
27 Although it is probably impossible for YouNow to confirm, consistent with the letters to the ISPs, that none of the validators on the Ethereum blockchain or Validators on the Props Blockchain engage in any advertising on behalf of YouNow or the Props Network, participate in any other types of financial services related to transactions on the Props Network or in the Props Tokens, or independently recommend securities, even if validators on the Ethereum blockchain or Validators on the Props Blockchain were to do these things, as noted above, user participants cannot direct transactions for validation by particular validators on the Ethereum blockchain or Validators on the Props Blockchain and are anonymous to validators on the Ethereum blockchain. As a result, a particular individual’s validation activities would never be linked to any pre-determined transactions in Props Tokens. Therefore, even if validators on the Ethereum blockchain or Validators on the Props Blockchain were to encourage purchases of the Props Tokens or other transactions in them through the types of activities listed above, it is highly unlikely that a particular validator on the Ethereum blockchain or Validator on the Props Blockchain would directly benefit from any particular transaction. Based on this, there is, consistent with the analysis below, no “salesman’s stake” by a particular validator in any particular transaction on the Props Network.
28 As noted above, Validators on the Props Blockchain do not receive gas payments at all.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

the speed at which the user wants an operation to be recorded on the blockchain, rather than to the size of any particular transaction.
Although gas payments are only paid if a transaction has occurred, the size of the gas payment is set and broadcast to potential Ethereum validators before the transaction occurs and is confirmed by validators. As a result, gas payments should not be viewed as dependent on the successful completion of a transaction in the Props Tokens or any other security.
Gas payments also do not create a “salesman’s stake” in any particular transaction in the Props Tokens, because there is no direct link between any particular transaction that a validator might encourage and whether the validator ultimately receives a gas payment. A validator will not know ahead of time whether it will validate any particular transaction. In addition, participants cannot choose particular validators for a transaction and are anonymous to validators, making it impossible for a validator to benefit from particular transactions it has encouraged.
Validation payments are also not and will not be transaction-based compensation. On the Ethereum blockchain, validation payments are not primarily based on the size or successful completion of a securities transaction, because the main trigger for whether a validator receives validation payments is whether it is the first validator to solve a mathematical puzzle and write a new block. In addition, the amount of the validation payment is preset and unrelated to the size of the transaction.
In addition, it is not relevant whether Props Tokens or any other type of security is involved in the transactions confirmed by Ethereum validators and recorded within a block to generate validation payments. We understand that Ethereum validators confirmed over 45,000 transactions per day last year, and only a tiny fraction of Ethereum blockchain transactions will be transactions related to the Props Network. Therefore, the link between validation payments and the Props Tokens is weak at best.
For Validators of the Props Blockchain, validation payments also will not be transaction-based. First, as noted above, it is reasonable to conclude that no activities related to the Pending Props are transactions in securities, because the Pending Props are an accounting system that tracks potential, future issuances of securities (the Props Tokens). If the Pending Props are not securities, validation payments based on them are not based on transactions in securities. In addition, even if the Pending Props are treated as securities, validation payments are paid based on a Validator’s pro-rata share of a pre-determined daily allocation of Props Tokens. Based on this system, the size and receipt of validation payments is dependent on factors unrelated to the size or successful completion of any transaction in the Props Tokens: the efforts recording and communicating data and a preset amount payable in aggregate to all Validators.
In the case of both gas payments and validation payments, the payments incentivize involvement in the validation process (and, the case of the Ethereum blockchain, speed). They do

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

not incentivize validators to encourage transactions in the Props Tokens, because there is no relationship between any particular transaction and the validation payments. In fact, participants in transactions on the Ethereum blockchain cannot pick certain validators for the transaction, and participants receiving Pending Props cannot pick certain Validators for the transaction or recording the Pending Props. Transaction participants on the Ethereum blockchain are, in addition, anonymous to validators. As a result, validators on the Ethereum blockchain and Validators on the Props Blockchain have no “salesman’s stake” based on the validation payment.
For the reasons provided above, it is reasonable to conclude that validators on the Ethereum blockchain and Validators on the Props Blockchain are not broker-dealers despite receiving fees for recording transactions.

4.	YouNow and Props PBC do not meet the definition of investment companies despite your holdings in Props Tokens
Under Section 3(a)(1)(C) of the Investment Company Act, a company is an “investment company” if, among other things, more than 40% of the value of its total assets (other than cash and government securities) is held in “investment securities.”29 Section 3(a)(2) of the Investment Company Act defines an “investment security” as any security except U.S. government securities, securities issued by a majority-owned subsidiary that is not (among other things) an investment company itself, and securities issued by certain funds established for the benefit of employees of the issuer.
YouNow and Props PBC may at certain times hold significant portions of the total value of their assets in Props Tokens. As a result, based on Sections 3(a)(1)(C) and 3(a)(2) of the Investment Company Act, if Props Tokens are treated as investment securities, one or both could be deemed an investment company.30
It is reasonable to conclude, however, that neither YouNow nor Props PBC meet the definition of an investment company, despite any holdings in Props Tokens, because (a) the Props Tokens held by either YouNow or Props PBC are non-securities for purposes of the Investment
29 Our analysis in this section focuses on Section 3(a)(1)(C) of the Investment Company Act, but our conclusions and analyses should also apply generally to an analysis under Rule 3a-1 under the Investment Company Act.
For purposes of this analysis, we are not addressing whether either YouNow or Props PBC, under Section 3(a)(1)(A) of the Investment Company Act, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities; under Section 3(a)(1)(B) of the Investment Company Act, is engaged in the business of issuing face-amount certificates of the installment type; or for purposes of the other requirements of Section 3(a)(1)(C), is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities. We understand that neither YouNow nor Props PBC meet the terms of any of these tests.
30 In addition, if Props PBC is an investment company, then YouNow’s interest in Props PBC could cause YouNow to become an investment company if its interests in Props PBC were to comprise more than 40% of the value of YouNow’s total assets.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

Company Act, and (b) even if Props Tokens were deemed to be securities when held by YouNow or Props PBC, the Props Tokens held by YouNow or Props PBC should not be treated as “investment securities” for purposes of Section 3(a)(1)(C) of the Investment Company Act.

a.	The Props Tokens are not securities when held by YouNow or Props PBC
First, it is reasonable to conclude that Props Tokens held by YouNow or Props PBC are not securities for purposes of Section 3(a)(1)(C) of the Investment Company Act.
Under Section 2(a)(36) of the Investment Company Act, the term “security” is defined through a list of instruments that includes, among other things, “investment contracts.” Although Section 2(a)(36) does not list the terms “tokens” or “coins” or any similar term as a security, the term “investment contract” has been used by the federal courts and the SEC as a catchall for other types of security interests not explicitly encompassed by the list in the Investment Company Act (and the other major federal securities laws).31 Guidance from the SEC and its Staff related to tokens indicates that to the extent the SEC and its Staff view tokens as securities, it is primarily based on an analysis of the tokens as investment contracts under the test developed by the Supreme Court in SEC v. Howey.32
Under Howey, a financial interest is an “investment contract” if it involves (1) an investment of money, (2) in a common enterprise, (3) with the expectation of profits (4) to be derived primarily from the efforts of others.33 In Howey, investors bought parcels of a citrus grove from a company engaged in cultivating and developing the groves and marketing the resulting crops. Investors were offered both a land sales contract and an accompanying service contract and were told that the investment was not feasible without some arrangement for services to the parcel. Eighty-five percent of the land contracts sold were purchased along with the service contract. The grove was cultivated as one plot of land, and the service contract returned a leasehold interest to the promoter with full
31 See, e.g., Landreth Timber Co. v. Landreth, 471 U.S. 681, 686 (1985) (“As we have observed in the past, this definition [of ‘security’] is quite broad, and includes both instruments whose names along carry well-settled meaning, as well as instruments of ‘more variable character [that] were necessarily designated by more descriptive terms,’ such as ‘investment contract’”) (citations omitted) (quoting SEC v. C.M. Joiner Leasing Corp., 320 U.S. 344, 251 (1943)). Although the lists included in the definitions of “security” in each of the federal securities laws differ slightly, those differences are not meaningful to our analysis.
32 28 U.S. 293 (1946). Examples of the SEC and the Staff’s analysis are provided in several releases, including, among others, the following: SEC, Report of Investigation Pursuant to Section 21(a) of the Securities Exchange Act of 1934: The DAO, Rel. No. 81207 (July 25, 2017) (“DAO Report”) (finding that tokens issued by the DAO were securities under Howey); SEC, Order against Munchee, Inc., Instituting Cease-and-Desist Proceedings Pursuant to Section 8A of the Securities Act of 1933 (Dec. 11, 2017) (“Munchee Order”) (stating that tokens issued by a company were securities under Howey); SEC Chairman Jay Clayton, Statement on Cryptocurrencies and Initial Coin Offerings, https://www.sec.gov/news/public-statement/statement-clayton-2017-12-11 (Dec. 11, 2017) (stating that under Howey, many tokens are securities subject to securities law regulation).
33 Howey, 328 U.S. at 298.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

and complete possession of the parcel. Investors had no right of entry to market a crop, so that there would be no right to specific fruit from the investor’s parcel.34
The fourth prong of the Howey test is the most relevant for purposes of our analysis. Under this prong, the Supreme Court found that the interests purchased in Howey were investment contracts because investors lived far from the citrus grove and would not be involved in cultivation or management of their parcels, and as a result they would rely solely on the promoter/manager’s expertise and equipment for cultivation, harvesting, and marketing. Therefore, investors relied solely on the promoter/manager’s efforts for any profits from the investment.35
Similarly, the Fifth Circuit Court of Appeals found in Long v. Schultz Cattle36 that interests in cattle sold to investors seeking tax write-offs as farmers involved investment contracts.37 This was in part because investors were reliant on the manager of the program, who, based on a consulting contract, provided advice regarding the purchase, feeding and sale of the investors’ cattle, and took care of implementing the feeding and care of the cattle.38 Investors were not directly involved in that feeding or care.
Consistent with Howey and Schultz Cattle, a key part of the SEC’s analysis of why tokens generally are securities is because the holders of the tokens generally rely on the significant efforts of the issuer of those tokens (e.g., marketing the tokens and developing the platform that those tokens will be used on), which will (investors hope) lead to a profit in the form of an increased value of the tokens. In an investigative report on a token issuer called the DAO, the SEC addressed tokens that would provide returns based on the success of various projects funded by the applicable platform. The SEC argued that under Howey, investors in tokens were dependent on the efforts of others, including the sponsors of the platform and the individuals charged with choosing projects that would be funded, despite the ability of token holders to vote on those projects.39 Similarly, in a cease-and-desist order to a company, Munchee, that sold tokens that would be developed to have functionality in a restaurant-related application, the SEC again argued that the tokens were securities under Howey, in part because purchasers were dependent on the company issuing them to develop and promote the application and its network of users. The SEC stated that investors “would
34 Howey. 28 U.S. at 294-96.
35 Howey, 328 U.S. at 294, 299-300. Despite the “solely” language in Howey, subsequent case law has indicated that the appropriate analysis is whether investors “primarily” rely on the promoter. As the Ninth Circuit Court of Appeals has stated, the test is whether the “efforts made by those other than the investors are the undeniably significant ones, those essential managerial efforts which affect the failure or success of the enterprise.” SEC v. Glenn W. Turner Enterprises, 474 F.2d 476, 482 (1973).
36 881 F.2d 129 (5th Cir. 1974).
37 Schultz Cattle, 881 F.2d at 140-41.
38 Schultz Cattle, 881 F.2d at 133-34.
39 DAO Report at 12-14.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

reasonably have had the expectation that Munchee and its agents would expend significant efforts to develop an application and ‘ecosystem’ that would increase the value of” the tokens.40
YouNow and Props PBC, however, rely principally on their own, combined efforts,41 and not on the efforts of others, for any increase in value of Props Tokens they may hold. As a result, it is reasonable to conclude that, under Howey, Props Tokens are not securities in the hands of YouNow or Props PBC. Just like many other token issuers that have a substantial holding of their own tokens in reserve and do not initially release those tokens because they have incorporated predetermined algorithms to release their tokens over time, YouNow and Props PBC will hold a number of Props Tokens to sell or distribute over time. YouNow and Props PBC will not hold these Props Tokens to benefit from potential appreciation of Props Tokens or otherwise to “profit” from them.
Instead, YouNow and Props PBC will hold Props Tokens as part of their approach to developing and supporting the Props Network and its operations. Specifically, YouNow plans to issue Props Tokens as rewards to users of the Props Live Video App and the Game Show App and to sell Props Tokens for cash proceeds. YouNow also anticipates that it will distribute Props Tokens in the future to third-party Props Apps developers and as grants to persons who contribute significantly to the development of the Props Network. Props PBC will distribute Props Tokens grants and effect cash sales to support its operations. As a result, both YouNow and Props PBC will control the distribution of Props Tokens on the Props Network, for the benefit of developing the Props Network, and neither will rely significantly on the efforts of anyone else for any profit they might receive from their holdings in Props Tokens. In addition, YouNow and Props PBC will be generally responsible for pursuing efforts to increase the value of the Props Network and the Props Tokens, including through activities related to their design, marketing, and market saturation. In sum, YouNow and Props PBC rely primarily on their own efforts for the success or failure of Props Tokens and the Props Network that will utilize them.
Stated differently, when YouNow or Props PBC holds Props Tokens, they are generally more similar to the manager of the orange groves than the investors in Howey. The manager in Howey was responsible for cultivating the land, marketing the oranges, and providing other services—the manager was, in essence, a farmer. The farmer who holds land as a leasehold interest, cultivates the land under a management contract, and profits from her efforts should not be deemed to hold interests in an investment contract or require protection for his or her activities under the federal securities laws, even though investors who own the land and are counterparties to the management
40 Munchee Order at 6.
41 We believe it is reasonable, for purposes of this analysis, to treat Props PBC and YouNow as not being “others” to one another. Props PBC is a wholly owned subsidiary of YouNow, and its only directors are officers of YouNow. Both YouNow and Props PBC play significant managerial and entrepreneurial roles in developing the Props Network and causing any appreciation of Props Tokens. As a result, we do not believe that there is any meaningful distinction between YouNow and Props PBC for these purposes.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

contract would and do require protection. Similarly, the manager in Schultz Cattle that was responsible for advising investors on the treatment of their cattle and for caring for their cattle would not hold a security based on its consulting contract with investors, even though investors themselves did.
In the same fashion, even though YouNow and Props PBC may sell Props Tokens for cash, which could be viewed as a form of profit, because YouNow and Props PBC are responsible for the activities on which the value of Props Tokens is based, a Props Token held by either YouNow or Props PBC should not constitute an investment contract. Like the orange grove manager in Howey and the cattle manager in Schultz Cattle, YouNow and Props PBC may sell Props Tokens and exert efforts with respect to Props Tokens that may (or may not) increase the value of Props Tokens, but Props Tokens are not investment contracts when held by YouNow or Props PBC and, thus, are not securities.42
Finally, when Props Tokens are distributed to third parties, those third parties receive separate Props Tokens (i.e., authorized and issued Props Tokens) from those owned by YouNow (i.e., authorized but unissued Props Tokens). This means that YouNow generally is more like the farmer or cattle rancher who cultivates certain portions of land or livestock for other owners and other portions for herself. In each case, the farmer or cattle rancher, or YouNow, is primarily responsible for whether the enterprise succeeds or fails, and not primarily dependent on the efforts of anyone else. Unlike the tokens held by investors in the DAO and Munchee, where investors relied on the efforts of the founders of the issuing companies and others involved in operating the platforms they sponsored, YouNow relies on its own efforts (including its principals, founders and employees that act on its behalf) and not on any third party.
For the reasons described above, it is reasonable to conclude that when YouNow or Props PBC holds Props Tokens, it does not hold securities and thus investment securities for purposes of Section 3(a)(1)(C) of the Investment Company Act. As a result, neither YouNow nor Props PBC should meet the definition of an “investment company” under Section 3(a)(1)(C) of the Investment Company Act based on its holdings in Props Tokens.
42 Similarly, in Williamson v. Tucker, 645 F.2d 404 (5th Cir. 1981), the Fifth Circuit Court of Appeals found that a general partnership interest in a limited partnership is not a security under the fourth prong of the Howey test, because the general partner relies on its own efforts, rather than the efforts of others, for an increase in the value of or any other returns based on its general partnership interest.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

b.	Props Tokens held by YouNow and Props PBC are not “investment securities”
Even if Props Tokens held by YouNow or Props PBC could be viewed as securities, it is reasonable to conclude they are not “investment securities” within the meaning of Section 3(a)(2) of the Investment Company Act.43
First, generally a company does not treat authorized but unissued stock (e.g., treasury stock) as an investment security. Props Tokens can be viewed as a type of authorized but unissued security that also should not be treated as an investment security under the Investment Company Act.
We recognize that the analogy to treasury stock is not completely on point, largely because Props Tokens arguably provide the holder with an economic interest tied to the financial success of a different enterprise—the Props Network—rather than an economic interest in YouNow itself. In contrast, treasury stock gives the issuer an interest only in itself. However, on close examination, the interest represented by the tokens is not substantially different from the interest an issuer has in its own treasury stock. In each case, investors in the issuer can view the unissued equity or tokens as instruments that can be used in the future to raise additional capital. In each case, the amount at which those instruments can be sold will depend largely on the business success of the issuer. In no case do the investors in the issuer reasonably expect that the issuer holds the unissued equity or tokens as a passive investment. As a result, it is reasonable for YouNow to take the position that unissued Props Tokens held by YouNow closely approximate a form of treasury security that should not be treated as an investment security under the Investment Company Act.
In addition, and as discussed in more detail above, even if Props Tokens are securities in the hands of YouNow or Props PBC, they also have important non-securities characteristics. YouNow and Props PBC generally will hold Props Tokens with the intention of selling or distributing those Props Tokens to facilitate the commercial operation of the Props Network, and the Props Tokens were designed first and foremost to facilitate those commercial operations, including validation activities and sales of goods and services. The important commercial attributes of Props Tokens, and the fact that YouNow and Props PBC generally expect to sell or otherwise distribute all or a significant portion of Props Tokens held by them to commercially support the Props Network, further support the conclusion that Props Tokens, in the hands of YouNow or Props PBC, are not
43 Although there is little precedent discussing when a “security” might not be an “investment security,” in SEC v. Fifth Avenue Coach Lines, 435 F.2d 510, 515-16 (2d Cir. 1970), the Second Circuit Court of Appeals suggested that the drafters of the Investment Company Act sought to distinguish between companies that simply own securities in other corporations and those in the business of investing in other companies. The court also suggested that the distinction between the two types of companies is a fact-based determination. See also Statement of David Schenker, Hearings on S. 3580 Held Before the Senate Banking and Currency Committee, April 2-5, 8-10, 1940, at 177 (statement by drafter of the Investment Company Act that “investment securities” do not include securities in majority-owned operating subsidiaries because the 40% test is not meant to encapsulate companies that operate through holding company structures and therefore hold securities in their operating subsidiaries).

Securities and Exchange Commission
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March 1, 2019

securities held for investment purposes, and that Props Tokens held by YouNow or Props PBC should, therefore, not be deemed investment securities.
Second, consider that Props PBC is a majority-owned subsidiary of YouNow, its parent. Under Section 3(a)(2) of the Investment Company Act, any security issued by a majority-owned subsidiary of a parent company is not an investment security in the hands of that parent company, as long as the subsidiary is also not an investment company. Therefore, tokens held by a parent company that were issued by a majority-owned token issuer should not be investment securities for the parent company. As a result, Props PBC could presumably serve as the sole issuer of the Props Tokens, transfer all authorized but unissued Props Tokens to YouNow, and have them treated as non-investment securities, because they are securities issued by a majority-owned subsidiary. There is no obvious regulatory reason under the Investment Company Act, however, for YouNow and Props PBC to engage in these transactions. That is, these transactions would not provide any enhanced protection to investors. Similarly, if YouNow and Props PBC were to engage in these transactions, there is no regulatory reason that YouNow should be forced to treat the Props Tokens it issues directly differently from those issued by and transferred from Props PBC. This argument does not prove that Props Tokens held by YouNow should not be deemed to be investment securities, but it does suggest, at a minimum, that there is a strong reason for the courts and the SEC to be wary of treating YouNow as an investment company solely because it holds Props Tokens that it has yet to issue.
Third, it may be reasonable for a company that issues tokens to conceptually treat its authorized but unissued tokens as inventory rather than as investment securities. Many tokens are intended to act as currency on a platform, to act as a software license to use that platform, and/or to perform other non-securities functions. The fact that the value of the “inventory” depends in part upon the efforts of the issuer is not unique; for example, the value of software licenses and luxury items held in inventory may depend on the ability of the issuer to successfully market those items, to provide or arrange for financing options for those items, and to provide ongoing support for those items (e.g., continuing to update the software or manufacture replacement parts for luxury cars). Similarly, the fact that the issuer will sell the inventory to raise capital does not really distinguish the tokens from inventory; all companies that sell inventory hope to do so at a profit. The fact that Props Tokens will be securities in the hands of purchasers does not obviously or necessarily change the character of Props Tokens as a form of inventory in the hands of YouNow or Props PBC.
Finally, the Investment Company Act is intended to protect investors from the risks presented by investing in companies that in turn invest significantly in securities. The Investment Company Act is not intended to protect investors from the risks presented by an operating company that creates and sells a service or a product. It does not appear that a company like YouNow and Props PBC that creates and sells tokens to be used on an internet platform like the Props Network presents materially different Investment Company Act-related risks than a company that creates and sells any other service or product. In either case, investors in the company are primarily concerned with

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
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the company’s ability to develop, market, sell and support the services, products or tokens, rather than with the company’s ability to make profitable investment decisions. These types of companies reasonably should be regulated as operating companies under the Securities Act and the Exchange Act, rather than as investment-oriented vehicles under the Investment Company Act.
For the reasons described above, we believe it is reasonable to conclude that even if Props Tokens are securities under Howey, they are not investment securities in the hands of either YouNow or Props PBC for purposes of Section 3(a)(1)(C). Therefore, it is reasonable for both YouNow and Props PBC to conclude that neither is an investment company solely as a result of holding Props Tokens.

5.	You are eligible to conduct this 1-A offering without engaging the services of a registered transfer agent
Rule 257(b) of Regulation A sets out the periodic and other reporting requirements applicable to an issuer, such as YouNow, that will qualify an offering under Tier 2 of Regulation A. Neither Rule 257(b), nor any of the other rules under Regulation A, requires an issuer such as YouNow to use a registered transfer agent in connection with the Regulation A offering. As a result, by its terms, Regulation A does not require YouNow to engage the services of a registered transfer agent.
Nonetheless, Section 12(g) of the Exchange Act, and the rules under that Section, might require YouNow to use a transfer agent to continue to rely on the reporting regime set forth in Rule 257(b), if the Props Tokens were deemed to be equity securities. Specifically, Section 12(g) of the Exchange Act requires an issuer with at least $10 million in assets to register under the Exchange Act any class of “equity security” that is held of record by 2,000 persons, or by 500 persons who are not accredited investors. Issuers that have registered a class of equity securities under Section 12(g) are subject to, among other things, the periodic and other reporting requirements set forth in Section 13 of the Exchange Act and the rules thereunder.
Rule 12g5-1(a)(7)(iii) under the Exchange Act provides, in relevant part, that in a Tier 2 offering pursuant to Regulation A, the definition of “held for record” does not include issuers that, among other requirements, have “engaged a transfer agent registered pursuant to Section 17A(c) of the Act to perform the function of a transfer agent with respect to such securities.” As a result, if the Props Tokens were equity securities, and if the Props Tokens would be held of record by 500 or more non-accredited persons or by 2,000 or more total persons, YouNow would be required to engage a registered transfer agent in order to continue to use the reporting regime set forth in Rule 257(b) of Regulation D instead of the reporting regime set forth in Section 13 of the Exchange Act.
It is reasonable to take the position that the Props Tokens are not equity securities, and that the provisions of Section 12(g) and Rule 12g5-1(a)(7)(iii) are not applicable to YouNow. Section 3(a)(11) of the Exchange Act defines the term “equity security’ to mean, in relevant part, “any stock or similar security.” Rule 3a11-1 under the Exchange Act contains a somewhat broader definition

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

of “equity security,” including in pertinent part “any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust . . . .”
The Props Tokens are not any of these instruments. More generally, the Props Tokens do not have any of the typical indicia of an equity security: a holder has no rights to dividends or other income or distributions from YouNow; a holder has no voting rights or other governance rights with respect to YouNow; and a holder has no rights, upon liquidation or dissolution of YouNow, to any portion of its assets.
In addition, the list of instruments in Rule 3a11-1 generally are based on instruments described in the definition of security in Section 3(a)(10) of the Exchange Act. Notably, Rule 3a11-1 does not include in its definition of an equity security an “investment contract.” The term investment contract is, of course, listed in the definition of “security” in Section 3(a)(10), and its absence from the list of instruments in Rule 3a11-1 strongly suggests that investment contracts generally are not securities. The Props Tokens are securities because they are investment contracts, and therefore the Props Tokens do not appear to be equity securities.
Because the Props Tokens reasonably are not equity securities, there is no need for YouNow to engage a registered transfer agent for the 1-A offering, and YouNow should still be able to use the reporting regime set forth in Rule 257(b).

6.	Selling Props Tokens at the same time that you may receive Props Tokens in connection with the purchase by users of digital goods does not violate Regulation M
Regulation M under the Exchange Act generally prohibits issuers from buying and selling their securities at the same time, in order to prevent potential price manipulation that could result from those activities.44
Regulation M does not currently apply to transactions in the Props Tokens, because YouNow and Props PBC will not receive Props Tokens back from Props Token holders. As discussed in the Offering Statement, YouNow will not initially receive Props Tokens back through either the Props Live Video App or the Game Show App. YouNow and Props PBC also do not intend to initially receive Props Tokens through any other mechanism, including (for example) a webstore outside the Props Live Video App and the Game Show App, or by purchasing Props Tokens from third parties (including through any exchange or ATS).
44 See Anti-Manipulation Rules Concerning Securities Offerings, Securities Act Release No. 33-7375; Exchange Act Release No. 34-38067, at 1 (Dec. 20, 1996) (“Regulation M is intended to preclude manipulative conduct by persons with an interest in the outcome of an offering.”)

Securities and Exchange Commission
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March 1, 2019

In the future, YouNow or Props PBC may decide to sell Props Tokens at the same time that YouNow receives Props Tokens in connection with the purchase by users of other digital goods in a webstore (outside an App). If so, YouNow and/or Props PBC may be viewed as receiving Props Tokens at the same time that YouNow and/or Props PBC is selling them under Regulation A.
It is reasonable to conclude, however, that selling digital goods for Props Tokens does not violate Regulation M because it does not constitute a “purchase” of securities by YouNow or Props PBC for purposes of Regulation M. Here, we note that the specific facts of how these sales occur will be important, and the analysis of whether any particular set of transactions implicates Regulation M will be made on a case-by-case basis. Generally, however, we see these transactions as a sale of the digital goods that would be sold through the webstore. In essence, holders of the Props Tokens would not be selling them in order to profit from their investment. Instead, they would be using the Props Tokens as a form of currency in a commercial transaction with the primary intent of receiving the applicable good. Similarly, YouNow or Props PBC would see the transaction as a sale of digital goods, not as a purchase of Props Tokens. At core, this means not only that Regulation M does not, on its face, apply, but also that applying Regulation M would not further the policy goals behind Regulation M. That is, the types of transactions that would occur using the Props Tokens to purchase commercial goods would not implicate the types of manipulation that Regulation M is meant to mitigate. It is, in fact, difficult to see how selling digital goods in exchange for the Props Tokens would allow YouNow or Props PBC to manipulate any market in the Props Tokens.
For the reasons stated above, it is reasonable to conclude that the proposed purchases of digital goods in a webstore sponsored by YouNow would not violate Regulation M.

7.
The securities offered pursuant to this offering circular are “covered securities” as that term is used in Section 18 of the Securities Act, and as a result, the BitLicense Regulatory Framework is preempted under federal law with respect to Props Tokens offered under this offering circular

Under Section 18(c) of the Securities Act, no state law, rule or regulation may prohibit, limit, or impose, among other things, any conditions upon the use of any offering document that is prepared by or on behalf of the issuer upon the offer or sale of any “covered security.” A security is a “covered security” with respect to the offer or sale of the security to “qualified purchasers” as defined by the SEC by rule. Rule 256 of Regulation A under the Securities Act defines “qualified purchasers” for purposes of Section 18 to include any person to whom securities are offered or sold pursuant to a Tier 2 offering under Regulation A (which, under Rule 251(d)(2)(C), is limited to accredited investors or purchasers who meet additional income or net worth requirements). The Props Tokens are being offered and sold pursuant to a Tier 2 offering of Regulation A, and, as a result, are “covered securities” for purposes of Section 18 of the Securities Act.
In 2015, the New York Department of Financial Services (“NYDFS”) adopted the BitLicense Regulatory Framework, which governs certain entities conducting virtual currency business

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

activities, including, among other things, transmitting, controlling, administering, or issuing virtual currency.45 Specifically, the BitLicense Regulatory Framework requires these entities to register with NYDFS and comply with certain substantive requirements. Because YouNow will be, among other things, issuing and transmitting a virtual currency (the Props Tokens), and potentially controlling and administering it, YouNow could be required to register under the BitLicense Regulatory Framework unless it is otherwise exempt or excluded from registration.
It is reasonable to conclude, however, that applying the BitLicense Regulatory Framework to virtual currencies such as the Props Tokens that are issued and sold as securities is prohibited under Section 18 of the Securities Act. As discussed above, Section 18 preempts state laws that impose conditions on use of an issuer’s offering documents. The BitLicense Regulatory Framework, however, appears to do just that, if it is interpreted to require issuers of virtual currency to register prior to transmitting their virtual currencies. Specifically, if issuers must register under the BitLicense Regulatory Framework prior to issuing and transmitting their virtual currencies, they would be effectively prohibited (absent registration) from engaging in a Regulation A offering without registering under the BitLicense Regulatory Framework. In other words, without registering, these companies would be prohibited under the BitLicense Regulatory Framework from using offering documents prepared for a Regulation A offering with respect to their tokens. As a result, we believe that the Section 18 of the Securities Act preempts the BitLicense Regulatory Framework for issuers of covered securities.
In addition, it is reasonable to conclude that application of the BitLicense Regulatory Framework to the Props Tokens is preempted under New York state law. In 2011, the New York state legislature created the NYDFS by transferring the functions of the New York State Banking Department and the New York State Insurance Department into a new, consolidated department. The statute authorizing the NYDFS (the “Financial Services Law”) provides the NYDFS and its superintendent with limited authority to regulate certain banking, insurance, and related financial products and services in the state of New York.46 The Financial Services Law defines “financial product or service” to specifically exclude from the NYDFS’s authority financial products or services that are “(i) regulated under the exclusive jurisdiction of a federal agency or authority, (ii) regulated for the purpose of consumer or investor protection by any other state agency, state department or state public authority, or (iii) where rules or regulations promulgated by the superintendent on such financial product or service would be preempted by federal law.”47 Because the Props Tokens are regulated by the SEC, and Section 18 preempts state regulation, it is reasonable to conclude that they are regulated under the exclusive jurisdiction of a federal agency or authority, and that the BitLicense Regulatory Framework is preempted by federal law.
45 See 23 New York Codes, Rules and Regulations, Chapter 1, Part 200.
46 CLS Fin. Serv. § 102.
47 CLS Fin. Serv. § 104(a)(2).

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

8.	Neither you nor your affiliates meets the definition of a money transmitter or a money services business
Regulations adopted under the Bank Secrecy Act (“BSA”) by the Financial Crimes Enforcement Network (“FinCEN”) define a “money services business” as a person doing business in one or more of the following capacities: as a dealer in foreign exchange, provider of prepaid access, seller of prepaid access, issuer or seller of traveler’s checks or money orders, check casher, the U.S. Postal Service, or money transmitter.48 Anyone who meets the definition of a money services business must register as such and is subject to anti-money laundering (“AML”) obligations and other requirements.
In a 2013 release addressing when virtual currency activities trigger regulation as a money services business, business (the “2013 Virtual Currency Release”), FinCEN indicated that although certain definitions of a “money services business” (specifically, dealers in foreign exchange and providers and sellers of prepaid access) do not extend to persons engaged in activities involving virtual currency, an issuer can meet the definition of a “money transmitter” based on activities related to virtual currency.49 Rule 1010.100(ff)(5)(i) under the BSA defines a “money transmitter” as a person that provides money transmission services or any other person engaged in the transfer of funds. The term “money transmission services” means “the acceptance of currency, funds, or other value that substitutes for currency from one person and the transmission of currency, funds, or other value that substitutes for currency to another location or person by any means” (emphasis in statute). Rule 1010.100(ff)(5)(ii) states that whether a person is a money transmitter is generally a matter of facts and circumstances.50
Rule 1010.100(ff)(5)(ii)(F) explicitly states that a person does not become a money transmitter by accepting and transmitting funds only integral to the sale of its own goods or the provision of its own services, other than money transmission services (the “end user exemption”). In the adopting release for an amendment to this rule that incorporated the “end user” exemption, FinCEN noted that “persons that sell goods or provide services other than money transmission services, and only transmit funds as an integral part of that sale of goods or provision of services, are not money transmitters. For example, brokering the sale of securities, commodity contracts, or similar instruments is not money transmission notwithstanding the fact that the person brokering the sale may move funds back and forth between the buyer and seller to effect the transaction,” because a person “who is accepting and transmitting the funds is offering a service other than money transmission services which could not be provided without transmitting funds.”51
48 Bank Secrecy Act Rule 1010.100(ff).
49 FIN-2013-G001, Application of FinCEN's Regulations to Persons Administering, Exchanging, or Using Virtual Currencies at 3-6 (March 18, 2013).
50 Rule 1010.00(ff)(5)(ii).
51 FinCEN, Bank Secrecy Act Regulations; Definitions and Other Regulations Relating to Money Services Businesses, 76 Fed. Reg. 43585, 43594 (July 21, 2011).

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

As discussed in more detail below, based on the guidance above, it is reasonable to conclude that neither YouNow or any of its affiliates is a money services business, because the only definition of a money services business that YouNow (or any affiliate) could possibly be is a money transmitter, and by distributing the Props Tokens, YouNow and its affiliates are not accepting currency or funds from one person or location and transmitting currency or funds to another location or person. In addition, although there is limited guidance on this matter, we do not believe that transactions in digital assets that are treated as securities transactions would or should cause the issuer of those digital assets to be regulated as a money transmitter.
First, YouNow and its affiliates do not meet any of the definitions of a money services business in Rule 1010.100(ff). As noted above, the definition of a money services business encompasses persons doing business as dealers in foreign exchange, providers of prepaid access, sellers of prepaid access, issuers and sellers of traveler’s checks or money orders, check cashers, the U.S. Postal Service, and money transmitters. FinCEN has stated that persons engaged in activities involving virtual currency are not dealers in foreign exchange or providers or sellers of prepaid access. Therefore, YouNow and its affiliates do not meet any of these definitions of a money services business. In addition, YouNow and its affiliates do not issue or sell traveler’s checks or money orders and is not the U.S. Postal Service. YouNow and its affiliates are also not check cashers, because they do not, consistent with the definition of a check casher in BSA Rule 1010.100(ff)(3), accept checks in return for currency or currency and other monetary instruments – in fact, YouNow and its affiliates do not accept checks at all, except in the course of normal business operations. Therefore, none of these definitions are relevant to YouNow’s business.
The sale and distribution of the Props Tokens by YouNow and Props PBC also do not involve money transmission for purposes of Rule 1010.100(ff)(5). As noted above, a money transmitter is a person either (a) engaged in the acceptance of currency, funds, or other value that substitutes for currency from one person and the transmission of currency, funds, or other value that substitutes for currency to another location or person by any means, or (b) engaged in the transfer of funds. The first definition, at its core, describes a relationship in which the money transmitter is an intermediary between the original sender of currency or other asset and the ultimate recipient of the currency or other asset. It does not contemplate movement of funds where funds are sent to one party, and another form of funds is sent directly back to the original sender. In essence, money transmission covers a scenario in which a company like Western Union transmits funds from one party to another on their behalf.
Based on this definition, it is reasonable to conclude that YouNow and its affiliates are not money transmitters. First, in many cases, YouNow and Props PBC will distribute the Props Tokens for free or for non-monetary consideration – they will receive no funds at all from the recipients of the Props Tokens. In those cases, YouNow and Props PBC are not accepting any form of currency and fail the first prong of the first definition of a money transmitter, which requires a person to accept currency, funds, or other value that substitutes for currency. When YouNow and Props PBC sell Props Tokens, they will accept currency (fiat or virtual) from purchasers, but they will then

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

send the Props Tokens to the same people who have sent the funds – not to “another location or person.” Thus, YouNow and Props PBC are accepting and transmitting currency from and to the same individuals. In this case, YouNow or Props PBC would fail the second prong of the first definition of a money transmitter, which requires a person to engage in the transmission of currency, funds, or other value that substitutes for currency to another location or person. In neither case does YouNow or Props PBC act, as Western Union does, as the intermediary between the sender of currency and some other party receiving currency from YouNow or Props PBC.
It is possible to argue that YouNow or Props PBC meets the second definition of a money transmitter, namely that it is simply engaged in the transfer of funds. However, once again we believe this definition contemplates money flows where the money transmitter is an intermediary in that transfer. It does not contemplate a situation in which person A (a purchaser) submits funds to person B (YouNow or Props PBC), or vice versa. If so, any situation in which a person sends (i.e., transfers) money to another – for example, when a consumer sends funds to amazon to buy a book – could raise money transmission issues for the sending and receiving parties. Instead, it is the bank, PayPal, or other financial intermediary that facilitates the transfer of funds that is subject to regulation.
Further, as noted above, a person does not become a money transmitter by accepting and transmitting funds integral to the sale of its own goods or the provision of its own services, other than money transmission services. Although YouNow and its affiliates do not need to rely on this end user exemption (because, as noted above, they do not meet the definition of a money transmitter in the first place), the end user exemption and related guidance point to the general notion that a person that is providing a service other than money transmission is not the target of regulation as a money transmitter, even if that person otherwise may, facially, meet the definition of a money transmitter. Assuming YouNow or Props PBC did meet that definition (which, again, they do not), the sale of the Props Tokens is a sale of their own goods. YouNow and Props PBC have developed the Props Tokens as a product that is usable on the Props Network. They are distributing the Props Tokens either for cash or in exchange for activities provided in support for development of the Props Network. As a result, YouNow and Props PBC are only accepting funds or currency to facilitate

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

the sale of its goods. This sale could not be executed without YouNow or Props PBC accepting funds and sending the Props Tokens somehow.52
For the reasons provided above, it is reasonable to conclude that YouNow and its affiliates do not meet the definition of a money transmitter.53
In addition, and as noted above, although there is limited guidance on this matter, we do not believe that issuances and sales of digital assets that are treated as securities transactions should cause the issuer of those digital assets to be regulated as a money transmitter. There is precedent for FinCEN excluding from regulation other transactions that are regulated under other federal
52 We recognize that in the 2013 Virtual Currency Release, FinCEN stated that certain participants in virtual currency arrangements may be money transmitters if they are “exchangers” or “administrators.” An “exchanger” is a person engaged as a business in the exchange of virtual currency for real currency, funds, or other virtual currencies. An “administrator” is a person engaged as a business in “issuing (putting into circulation) a virtual currency, and who has the authority to redeem (to withdraw from circulation) such virtual currency.” 2013 Virtual Currency Release at 5-6. We do not believe the 2013 Virtual Currency Release has any additional bearing on our analysis of whether YouNow is a money transmitter, because the analysis in the Virtual Currency Release is predicated on an entity being a money transmitter in the first place. Further, as noted above, FinCEN’s regulations provide that whether a person is a money transmitter is a matter of facts and circumstances. We do not believe that circumstances that involve a token issuer selling its own tokens as securities are the circumstances that would lead to a determination that the issuer is a money transmitter. In addition, we note that although FinCEN is focused on cryptocurrency and related money transmission issues, it does not appear to be taking any regulatory action related to companies that are solely involved in issuing and selling their tokens.
We also acknowledge that a letter from FinCEN’s Assistant Secretary for Legislative Affairs Drew Maloney to Senator Ron Wyden, U.S. Senate Select Committee on Intelligence (member), dated February 13, 2018 (the “Maloney Letter”) suggested that a “developer” of a convertible virtual currency that sells coins or tokens in an “initial coin offering” in exchange for another type of value that substitutes for currency may be a money transmitter under the BSA. We understand this letter to say that issuers may be money transmitters based on the same guidance we discuss above. Thus, we do not believe that the Maloney Letter affects our conclusions as to whether an issuer of tokens that sells those tokens is required to register as a money transmitter.
53 We acknowledge that many states require licensing of “money transmitters.” Most states have adopted a definition of “money transmitter” that is substantially similar to the federal definition. As a result, it is reasonable to conclude if YouNow and its affiliates do not meet the federal definition of a money transmitter, they are unlikely to be a money transmitters under state law. See, e.g., California Financial Code, Division 1.2, 2003(q) (defining money transmission to include “selling or issuing payment instruments, selling or issuing stored value, [or] receiving money for transmission”); Illinois Financial Regulation, 205 ILCS 657/10 (requiring registration of a person “in the business of selling or issuing payment instrument, transmitting money, or exchanging, for compensation, payment instruments or money of the U.S. government”).

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

regimes.54 This guidance suggests that when a person is otherwise regulated, FinCEN will assess that fact as part of the facts and circumstances test it applies to determining money transmitter status, and generally sees less need for money transmission regulations to apply.
We believe that in the case of digital assets that are being offered as securities, transactions in those digital assets should be regulated under the securities laws, not the money transmission laws. This is particularly true when, as here, the company is engaged in a qualification under Regulation A (or full registration under the Securities Act), which involves significant scrutiny from the Commission. We also note that YouNow will, as part of the Regulation A process, engage in anti-money laundering activities, one of the main components of regulation as a money transmitter. As a result, we believe that under the facts and circumstances test used by FinCEN for determining whether a particular entity is operating a money transmission business, a significant factor in this case for YouNow not being deemed to be a money transmitter is its compliance with the federal securities laws and its significant regulation and supervision by the Commission.
* * *
54 For example, BSA Rule 1010.100(ff)(5)(ii)(C) excludes from the definition of a money transmitter a person that only operates a clearance and settlement system or otherwise acts as an intermediary solely between BSA regulated institutions, including (among others) certain registered clearing agencies regulated by the SEC, derivatives clearing organizations, or other clearinghouse arrangements established by a financial agency or institution. Similarly, a broker or dealer in real currency or other commodities that accepts and transmits funds solely for the purpose of effecting a bona fide purchase or sale of the real currency or other commodities for or with a customer is not acting as a money transmitter. Application of the Definition of Money Transmitter to Brokers and Dealers in Currency and other Commodities, FIN-2008-G008, at 2 (Sept. 10, 2008). This guidance was in part based on a former exemption stating that the acceptance and transmission of funds as an integral part of the execution and settlement of a transaction other than the funds transmission or transfer (for example, a bona fide sale of securities or other property) will not cause a person to be a money transmitter for purposes of the BSA. Former BSA Rule 103.11(uu)(5)(ii). We believe, however, that it is still relevant guidance, part because it has been cited in guidance subsequent to the amendments that changed the relevant exemption, including in the 2013 Virtual Currency Release.

Securities and Exchange Commission
Division of Corporate Finance, Office of Financial Services
March 1, 2019

If the Staff has any questions or comments concerning the foregoing, or requires any further information, please contact me at the number or email above.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

/s/ Robert H. Rosenblum
Robert H. Rosenblum